As filed with the Securities and Exchange Commission on June 10, 2014

Registration No. 333-194970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abengoa Yield plc

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

England and Wales	4911	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Great West House, GW1, 17th floor

Great West Road

Brentford, United Kingdom TW8 9DF

Tel.: +34 954 937 111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Abengoa Solar LLC

1250 Simms St., #101

Lakewood, CO 80401

Tel.: (303) 928 8500

Attn.: Christopher B. Hansmeyer

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey C. Cohen Linklaters LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 903-9000	Michael J. Willisch Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid Phone: + 34 91 768 9610

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary Shares, nominal value $0.10 per share	$690,690,000	$88,961

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of additional shares that may be purchased by the underwriters.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Abengoa Yield plc has prepared this Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-194970) for the purpose of filing Exhibits 1.1, 5.1, 8.1, 8.2 and 23.3 to the Registration Statement with the Securities and Exchange Commission. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

The registrant’s articles of association provide that, subject to the U.K. Companies Act 2006, every person who is or was at any time a director or other officer (excluding an auditor) of the registrant may be indemnified out of the assets of the registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The registrant plans to maintain insurance for its directors regarding negligence, fault, breach of trust and breach of duty under the terms allowed by the U.K. Companies Act 2006.

In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, the registrant, members of the registrant’s board of directors, members of the executive management board and persons who control the registrant within the meaning of the Securities Act, against certain liabilities. See “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7.	Recent Sales of Unregistered Securities

On June 2, 2014 we issued 12,718,005 shares to Abengoa Solar, S.A. in exchange for 100% of Abengoa Solar, S.A.’s interest in Abengoa Solar US Holdings Inc., a Delaware corporation. This transfer was exempt from registration under Section 4(a)(2) of the U.S. Securities Act of 1933.

On June 5, 2014 we issued 15,207,720 shares to Abengoa Solar, S.A. in exchange for 100% of Abengoa Solar, S.A.’s interest in Abengoa Solar Holdings USA Inc., a Delaware corporation. This transfer was exempt from registration under Section 4(a)(2) of the U.S. Securities Act of 1933.

Item 8.	Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

The Exhibit Index attached hereto is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2)

for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)

for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 10th day of June, 2014.

Abengoa Yield plc

By:	/s/ Manuel Sanchez Ortega
	Name:	Manuel Sanchez Ortega
	Title:	Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form F-1 has been signed by the following persons in the capacities indicated on June 10, 2014.

Signature	Title

* Manuel Sanchez Ortega	Director and Chairman of the Board

* Santiago Seage	Chief Executive Officer and Director (Principal executive officer)

* Eduard Soler	Executive Vice President and Chief Financial Officer (Principal financial officer)

* Marta Jorge	Chief Accounting Officer (Principal accounting officer)

* Maarten Hoogstraate	Director

* Christopher B. Hansmeyer	Authorized Representative in the United States

*

The undersigned by signing his name here to, signs and executes this Amendment No. 4 to the Registration Statement pursuant to the Powers of Attorney executed by the above named signatures and filed previously with the Securities and Exchange Commission on April 1, 2014.

By:	/s/ Santiago Seage
Name: Santiago Seage

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Form of Underwriting Agreement.

3.1**	Form of Articles of Association.

5.1	Opinion of Linklaters LLP.

8.1	Opinion of Linklaters LLP as to certain U.S. federal income taxation matters.

8.2	Opinion of Linklaters LLP as to certain United Kingdom taxation matters.

10.1**	Form of Right of First Offer Agreement by and between Abengoa Yield plc and Abengoa, S.A.

10.2**	Form of Executive Services Agreement by and between Abengoa Yield plc and Abengoa Concessions, S.L.

10.3**	Form of Support Services Agreement by and between Abengoa Yield plc and Abengoa Concessions, S.L.

10.4**	Form of Financial Support Agreement by and between Abengoa Yield plc and Abengoa, S.A.

10.5**	Form of Trademark License Agreement by and between Abengoa Yield plc and Abengoa, S.A.

10.6**	Form of Deed between Abengoa Yield plc and Abengoa Concessions Investments Limited.

10.7**	Form of Shareholders Agreement by and among Abengoa Construcao Brasil Ltd., Sociedad Inversora Lineas de Brasil S.L., Abengoa Concessions, S.L. and Abengoa Concessoes Brasil Holding, S.A.

10.8**	Operation and Maintenance Agreement between Abengoa Solar Espana, S.A. and Solaben Electricidad Dos, S.A., dated December 10, 2012.

10.9**	Operation and Maintenance Agreement between Abengoa Solar Espana, S.A. and Solaben Electricidad Tres, S.A., dated December 10, 2012.

21.1**	List of Subsidiaries.

23.1**	Consent of Deloitte, S.L., independent registered public accounting firm.

23.2**	Consent of Deloitte LLP, independent registered public accounting firm.

23.3	Consent of Linklaters LLP (included in Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).

24.1**	Powers of Attorney (included on signature page).

99.1**	Consent of Director Nominees.

99.2**	Consent of Director Nominee.

*	To be filed by amendment.
**	Previously filed.

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